Exhibit 10.13

FIRST GREENWICH KAHALA, LTD

GREENWICH KAHALA AVIATION LTD.

TERMINATION OF ADVISORY SERVICES AGREEMENT

William Fry
Solicitors
Fitzwilton House
Wilton Place
Dublin 2
www.williamfry.ie

© William Fry 2010

SPK

THIS AGREEMENT is made on 2 December 2010

BETWEEN:

FIRST GREENWICH KAHALA, LTD
a company incorporated in the Cayman Islands
under registration number 128368
having its registered office at
M&C Corporate Services Limited,
PO Box 309GT, Ugland House,
South Church Street, George Town,
Grand Cayman, Cayman Islands
(hereinafter called “FGKL”)

- and -
GREENWICH KAHALA AVIATION LTD.
a company incorporated in Bermuda
under registered number 43869
having its registered office at
Milner House, 18 Parliament Street,
Hamilton, Bermuda
(hereinafter called “GKAL”)

RECITALS:

A.	FGKL and GKAL entered into the Advisory Services Agreement (as defined below) on 2 January 2010.

E.	FGKL and GKAL now wish to terminate the Advisory Services Agreement with effect from the date of this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	Interpretation

1.1	Definitions

In this Agreement the following expressions shall, unless the context otherwise requires, have the following meanings:

“Advisory Services Agreement”, the letter agreement in respect of the provision of advisory services between FGKL and GKAL dated 2 January 2010, a copy of which is contained in Schedule 1;

“Affiliate”, of any person means any person that directly or indirectly controls, is controlled by, or is under common control with the person in question. For the purposes of this definition, the term “control” when used with respect to a person means: (A) the beneficial ownership of 50% or more of the equity or voting share capital or securities in such person, or (B) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by contract or otherwise;

“Agreement”, this agreement.

1.2	Construction

1.2.1	In this Agreement words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof.

1.2.2	Save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, sub-section, clause, sub-clause, paragraph or sub-paragraph (as the case may be) of this Agreement.

1.2.3	In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa. References to persons shall include natural persons, firms, bodies corporate, unincorporated associations and partnerships, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

1.2.4	Any reference in this Agreement to a party shall mean either FGKL or GKAL and any such reference to parties shall (as the case may be) mean all or any two or more of them.

1.2.5	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.2.6	Any undertaking by any party not to do any act or thing shall be deemed to include an undertaking not to permit or suffer the doing of that act or thing.

2.	Termination of the Advisory Services Agreement

2.1	In consideration of the mutual covenants hereunder, each of the parties hereto hereby agrees that the Advisory Services Agreement (including any amendments thereto) and all of the respective rights and obligations of the parties thereunder shall terminate and shall have no further effect with effect from the date of this Agreement.

2.2	Each of the parties hereto hereby expressly agrees and acknowledges that, notwithstanding any provision of the Advisory Services Agreement, the termination of the Advisory Services Agreement provided for in Clause 2.1 of this Agreement shall apply to each and every provision of the Advisory Services Agreement, including any provisions thereof which purport to survive termination or which provide for the consequences of termination.

2.3	Each of the parties hereto hereby releases and discharges each other party from any and all liability, actions, causes of action, obligations, covenants, representations, agreements, contracts, claims, losses or expenses of any kind or nature arising and howsoever arising, in contract, tort or otherwise in connection with the Advisory Services Agreement.

2.4	Each of the parties hereto irrevocably acknowledges that no services or payments are outstanding under the Advisory Services Agreement and hereby irrevocably waives any right and/or entitlement whatsoever to initiate or maintain an action or claim or other proceeding whatsoever against any other party hereto (and their Affiliates) for any breach or alleged breach of obligations pursuant to the Advisory Services Agreement.

3.	General Provisions

3.1	Costs and Expenses

Each party hereto shall bear its own costs, tax, expenses and other charges incurred in or in connection with this Agreement.

3.2	Binding on Successors

This Agreement shall enure to the benefit of and be binding upon the respective parties hereto and their respective successors and personal representatives (as the case may be) and assigns.

3.3	Further Assurance

Each of the parties hereto agrees to, and shall procure that any other necessary parties shall, execute all such documents and effect all acts and things as may reasonably be required following entry into and giving effect of this Agreement to give effect to the terms and intentions of this Agreement.

3.4	Variation and Waiver

No amendment, change or addition hereto shall be effective or binding on any party unless reduced to writing and executed by, or on behalf of, all the parties for the time being. The waiver, express or implied, by any party of any right hereunder or any failure to perform or breach by another party shall not constitute or be deemed a waiver of any other right hereunder.

3.5	Validity and severability

If at any time any provision of this Agreement is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

3.6	Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original all such counterparts together constituting but one and the same instrument.

IN WITNESS whereof the parties have entered into this Agreement on the date specified above.

For and on behalf of
FIRST GREENWICH KAHALA, LTD
/s/ Michael Garland
Signature

Michael Garland
Print name

For and on behalf of
GREENWICH KAHALA AVIATION LTD.
/s/ Michael Howard
Signature

Michael Howard
Print name